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                                                                    EXHIBIT 99.4

                                  PRESS RELEASE

The following is the text of a press release issued by Service Merchandise Company, Inc. on March 26, 1999.

                   POST-PETITION FINANCING WILL FUND COMPANY'S
                     OPERATIONS DURING RESTRUCTURING PROCESS

NASHVILLE, Tenn.--March 26, 1999 -- Service Merchandise Company, Inc. (NYSE:SME) announced today that it has obtained a commitment for up to $750 million in debtor-in- possession financing to fund the Company's operations during its voluntary restructuring under Chapter 11. The financing, which is subject to Court approval, is being provided by the Company's current senior lenders led by Citicorp USA, Inc., as administrative agent, BankBoston, N.A., as documentation agent and collateral monitoring agent, and Salomon Smith Barney Inc., as sole arranger and book manager.

         "With this critical step accomplished, the Company is now in a position to implement the next phase of its restructuring process, which is the commencement of voluntary Chapter 11 proceedings," said Chief Executive Officer Sam Cusano. As previously announced, the Company expects to commence voluntary proceedings by the end of the month.

         "We appreciate the level of ongoing support demonstrated by our lenders, which will enable Service Merchandise to operate on a business-as-usual basis while we restructure," Mr. Cusano said. "With the commitment for DIP financing, we expect to have sufficient funding for all trade, employee and other obligations during the restructuring process."

         As previously announced, on March 15, 1999 a group of five vendors filed an involuntary Chapter 11 petition seeking court supervision of Service Merchandise's restructuring efforts. The Company's Board has authorized it to commence voluntary Chapter 11 proceedings as soon as is practicable in order to maximize the value of the business for all of the Company's stakeholders.

         Service Merchandise is a specialty retailer focusing on fine jewelry, gifts and home decor products.

         This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified below. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.



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         The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to execute definitive DIP financing documents which are approved by the Bankruptcy Court; the ability of the Company to operate successfully under a Chapter 11 proceeding; approval of plans and activities by the Bankruptcy Court; risks associated with operating a business in Chapter 11; adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments and negotiate terms with vendors and service providers for current orders; the ability of the Company to negotiate terms with landlords with respect to stores to be closed and current and future lease obligations; the ability to conduct going out of business inventory sales to result in improved liquidity; the ability to develop, fund and execute a new operating plan for the Company; the ability of the Company to attract and retain key executives and associates; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole; the ability to maintain gross profit margins; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; the ability to liquidate unwanted inventory at existing or closed stores; and the ability to effect conversions to new technological systems, including becoming Year 2000 compliant.